Exhibit (n)(2)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
MSC Income Fund, Inc.
We have audited, in accordance with the standards of the Public Company Accounting Oversight
Board (United States) (“PCAOB”), the consolidated financial statements of MSC Income Fund,
Inc., and subsidiaries (the “Company”) as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, included in the Prospectus and Registration
Statement, and our report thereon dated March 20, 2025 expressed an unqualified opinion on those consolidated financial statements. We have also previously audited, in accordance with the standards of the PCAOB, the consolidated balance sheets, including the consolidated schedule of investments, as of December 31, 2022, 2021, and 2020, and the related consolidated statements of operations, changes in net assets and cash flows for the years ended December 31, 2022, 2021, and 2020, and the related notes (none of which are presented herein), and we expressed unqualified opinions on those consolidated financial statements.
The information contained in the Senior Securities table, appearing under the caption “Senior
Securities,” as of December 31, 2024, 2023, 2022, 2021, and 2020 (“supplemental information”)
has been subjected to audit procedures performed in conjunction with the audit of the Company’s consolidated financial statements. The supplemental information is the responsibility of the
Company’s management. Our audit procedures included determining whether the supplemental information reconciles to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the information contained in the Senior Securities table, appearing under the caption “Senior
Securities,” as of December 31, 2024, 2023, 2022, 2021, and 2020 is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.
/s/ GRANT THORNTON LLP
Dallas, Texas
June 25, 2025